                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):               April 1, 2004
                                                  -----------------------------


                               GENESEE CORPORATION
------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


   NEW YORK                              0-1653                16-0445920
--------------------------------------------------------------------------------
(State or other Jurisdiction            (Commission           (IRS Employer
of Incorporation)                        File Number)       Identification No.)


 600 Powers Building, 16 West Main Street,  Rochester, New York       14614
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code:              (585) 454-1250
                                                   ----------------------------


Item 5.    Other Events.
           -------------

         High Falls Brewing Company, LLC (High Falls) failed to make a quarterly interest payment to Genesee Corporation (Genesee) on the subordinated $4 million note (Note) from High Falls held by Genesee. This interest payment, which amounted to approximately $140,000, was due on March 15, 2004 and was subject to a grace period which has expired, making the payment failure an event of default under the Note. As disclosed in previous Genesee public reports, Genesee is awaiting a refinancing proposal from High Falls.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                Genesee Corporation


Date:         April 1, 2004                     By      /s/ Steven M. Morse
     -------------------------------------      -------------------------------
                                                Steven M. Morse, Vice President
                                                and Chief Financial Officer